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                             FOLD AND DETACH HERE
                           OEC MEDICAL SYSTEMS, INC.                      PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR A SPECIAL MEETING TO BE HELD ON NOVEMBER 29, 1999

 The undersigned shareholder(s) of OEC Medical Systems, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Ruediger Naumann-Etienne and Joseph W. Pepper, and each of them, as proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Shareholders of the Company to be held at the Hyatt Regency Chicago located at 151 Wacker Drive, Chicago, Illinois on Monday, November 29, 1999 at 12:00 p.m. local time, and any adjournment(s) or postponement(s) thereof, and to cast on behalf of the undersigned the number of votes the undersigned would be entitled to vote if personally present as set forth herein and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareholders and the Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AS SET FORTH IN PARAGRAPH 1 BELOW.


                         (Continued on the other side)
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                                                    X
Signature(s) in box ____________________ Date: ________________________________
Your signature should be as your name appears hereon. When signed in a fiduciary or representative capacity, please show your full title as such. For joint accounts. EACH JOINT OWNER SHOULD SIGN.
                              FOLD AND DETACH HERE
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               Please mark your vote as indicated in the example
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Proposal for approval and adoption of the Agreement and Plan of Merger dated as of August 7, 1999 by and among General Electric Company, Ruby Merger Corp. and the Company.
 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.








                 OEC MEDICAL SYSTEMS, INC. 1999 SPECIAL MEETING

This proxy is revocable at any time before it is exercised and the undersigned reserve(s) the right to attend the meeting and vote in person.

The Board of Directors recommends a vote "FOR" the listed proposal.
The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any one or more of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof and any prior proxies are hereby revoked.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED